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                     OPTION AMENDMENT AGREEMENT
                     --------------------------


THIS AGREEMENT made as of the 29th day of July, 2001.


BETWEEN:

          LOCKE B. GOLDSMITH Geologist, of Suite 301,1855
          Balsam Street, Vancouver, British Columbia V6K 3M3

          (the "Optionor")

                                            OF THE FIRST PART
AND:
          SOUTHBORROUGH VENTURES INC., a company duly incorporated pursuant to the laws of the state of Nevada

          (the "Optionee")

                                            OF THE SECOND PART


WHEREAS:

A. The Optionor and the Optionee have entered into an option agreement dated November 20, 2000, as amended, with respect to certain mineral claims located in the Slocan Mining Division of British Columbia (the "Option
Agreement").

B. The Optionor and the Optionee have agreed to amend the dates for the completion of the require exploration expenditures on the terms and condtions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 now paid by the Optionee to the Optionor (the receipt of which is hereby acknowledged), the parties agree as follows:

1. Section 4(b) of the Option Agreement is hereby deleted and replaced with the following in order to extend the dates for completion of the required issuances of shares and completion of Exploration Expenditures on the Property as follows:

     "4(b)  The Option shall be exercised by the
Optionee:

     (i)  paying the Optionor $1,000 U.S. on the
execution of this Agreement, the receipt of which is hereby acknowledged by the Optionor;

     (ii) allotting and issuing to the Optionor, as fully paid and non-assesable, the Shares as follows:

     (A)  5,000  shares forthwith upon execution
of this Agreement;

     (B)25,000 shares upon the completion of the second phase of an exploration program on the Property on or before October 31, 2002; and

     (C) 25,000 shares upon the completion of the third phase of an exploration program on the Property on or before October 31, 2003

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     (iii)  incurring Exploration Expenditures of
$135,000 U.S. on the Property on a three-phase exploration program as follows:

     (A)  $5,000 U.S. on or before July 31, 2002;

     (B)  a further $10,000 U.S. on or before
October 31, 2002; and

     (C)  a further $120,000 U.S. on or before
October 31,  2003.

In the event that the Optionee spends, in any of the above periods, less than the specified sum, it may pay to the Optionor the difference between the amount it actually spent and the specified sum before the expiry of that penod in full satisfaction of the Exploration Expenditures to be incurred. In the event that the Optionee spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

The Option shall be deemed to be exercised upon the
Optionee making all payments, issuing all shares
and  incurring  all  Exploration Expenditures   in
accordance  with  this Paragraph 4(b)."

2. The Option Agreement shall continue in full force and effect without amendment except as expressly amended by this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written

SIGNED, SEALED AND DELIVERED
BY LOCKE B. GOLDSMITH
in the presence of:

/S/ N. Cammisa                                /s/ Locke B. Goldsmith
-------------------------------               -----------------------
Signature of Witness                          LOCKE B. GOLDSMITH

N. Cammisa
-------------------------------
Name of Witness

1155 Harwood St.
Vancouver, B.C. VCE 151
-------------------------------
Address

SOUTHBORROUGH VENTURES INC.
by its authorized signatory:


/s/ John Taylor
--------------------------------
Authorized Signatory